Schedule B





                                Monongahela Power Company
                                  Statement of Income
                           For Period Ended March 31, 1997 ($000)

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


    Description                                   Month          YTD        12 Months
    Electric Operating Revenues:
      Residential                                 18,111        56,040       200,753
      Commercial                                   9,826        30,253       120,378
      Industrial                                  15,852        47,792       194,971
      Wholesale and other, excluding affiliates      927         3,165        11,719
      Bulk power transactions, net                 1,141         4,181        17,017
      Affiliated companies                         7,820        21,372        74,553
        Total Operating Revenues                  53,677       162,803       619,391

    Operating Expenses:
      Power Cost:
        Fuel                                      11,273        35,131       133,277
        Purchased power & exchanges                8,282        25,847       100,438
        Deferred power costs, net                 (1,171)       (3,807)      (10,115)
        Other                                      3,852        12,704        55,346
      Transmission & distribution                  3,575        10,134        41,266
      Customers accounting & services              1,386         3,495        14,748
      Administrative & general                     4,229        10,003        44,770
        Total Operation & Maintenance             31,426        93,507       379,730
      Depreciation                                 4,782        14,348        55,909
      Taxes other than income                      3,305        10,317        40,556
      Federal & state income taxes                 4,524        14,151        41,063
        Total Operating Expenses                  44,037       132,323       517,258
        Operating Income                           9,640        30,480       102,133

    Other Income and Deductions:
      AOFDC                                           23           136           440
      Other income, net                              605         1,658         6,561
        Total Other Income & Deductions              628         1,794         7,001
        Income Bef Interest Charges               10,268        32,274       109,134

    Interest Charges:
      Interest on first mortgage bonds             2,234         6,702        26,808
      Interest on other long-term obligations        806         2,417         9,677
      Other Interest                                 180           759         2,135
      ABFDC                                          (27)         (160)         (505)
        Total Interest Charges                     3,193         9,718        38,115

    Net Income                                     7,075        22,556        71,019

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                                                                 Schedule C


                            MONONGAHELA POWER COMPANY
                             BALANCE SHEET ($000'S)


                                                                     March 31,
                                                                        1997

    PROPERTY, PLANT, & EQUIP:
       AT ORIGINAL COST                                              1,890,732
       ACCUM DEPRECIATION                                             (804,555)
                     TOTAL PROP, PLANT, & EQUP                       1,086,177

    INVESTMENTS & OTHER ASSETS:
       ALLEGHENY GENERATING CO                                          54,126
       ALLEGHENY PGH COAL                                                  330
                     TOTAL INVST & OTH ASSETS                           54,456

    CURRENT ASSETS:
       CASH & TEMP CASH INVEST                                             525
       ACCOUNTS RECEIVABLE:
          ELECTRIC SERVICE                                              73,182
          OTHER                                                          2,538
          ALLOW UNCOLLECT ACCTS                                         (2,005)
       ACCTS RECV - AFFIL                                                9,059
       MATERIALS AND SUPPLIES:
          OPERATING AND CONSTR                                          19,117
          FUEL                                                          20,514
       DEFERRED INCOME TAXES                                             4,192
       OTHER                                                            19,505
                     TOTAL CURRENT ASSETS                              146,627

    DEFERRED CHARGES:
       REGULATORY ASSETS                                               166,352
       OTHER                                                            23,248
                     TOTAL DEFERRED CHARGES                            189,600

                     TOTAL ASSETS                                    1,476,860


    CAPITALIZATION:
       COMMON STOCK                                                    294,550
       OTHER PAID-IN CAPITAL                                             2,441
       RETAINED EARNINGS                                               236,518
                     SUBTOTAL                                          533,509

       PREFERRED STOCK:
          NOT SUBJ TO MAND RED                                          74,000
       LONG-TERM DEBT                                                  455,327
                     TOTAL CAPITALIZATION                            1,062,836

    CURRENT LIABILITIES:
       SHORT-TERM DEBT                                                   9,298
       LT DEBT/PREF DUE 1 YR                                            34,600
       ACCTS PAYABLE - AFFIL                                            10,711
       ACCTS PAYABLE - OTHER                                             4,971
       TAXES ACCRUED:
          FED & STATE INCOME                                            15,935
          OTHER                                                         16,295
       DEFERRED POWER COSTS                                              9,030
       INTEREST ACCRUED                                                 12,060
       PAYROLLS ACCRUED                                                  2,617
       DIVIDENDS ACCRUED                                                 1,358
       RESTRUCTING LIABILITY                                             8,462
       OTHER                                                             7,663
                     TOTAL CURRENT LIABILITIES                         133,000

    DEFERRED CR & OTHER LIABILITIES:
       UNAMORT INVESTMENT CR                                            19,908
       DEFERRED INCOME TAXES                                           224,404
       OBLIG - CAPITAL LEASES                                              785
       REGULATORY LIABILITIES                                           18,192
       OTHER                                                            17,735
                     TOTAL DEFER CR & OTH LIAB                         281,024

    TOTAL CAPITALIZATION AND LIABILITIES                             1,476,860

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